Exhibit 23.2

CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

INDEPENDENT AUDITORS

We consent to the incorporation by reference in Form S-8 of Petrohawk Energy Corporation of our report dated February 9, 2006 on the financial statements of Winwell Resources, Inc. as of June 30, 2005, 2004 and 2003 and for each of the years then ended.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

September 15, 2006